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                                                                     EXHIBIT 4.3

                                LANTRONIX, INC.

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (the "Agreement") is made as of December 29, 2000 (the "Effective Date") by and among Lantronix, Inc., a Delaware corporation (the "Company"), Donald Dunstan and Diane Dunstan (the "Stockholders") and In trust, Dunstan Charitable Remainder Unitrust, UAD, December 22, 2000 (the "Trust").

     WHEREAS, the Company and the Stockholders have entered into that certain Agreement and Plan of Reorganization, dated December 16, 2000 (the "Merger Agreement");

     WHEREAS, the Company desires to grant to the Stockholders certain registration rights;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.  Certain Definitions.  All capitalized terms used and not otherwise
         -------------------
defined herein shall have the meanings given to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" shall mean (i) any of the Stockholders holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred.

         "Registrable Securities" means the Common Stock and any Common Stock of the Company issued or issuable in respect of the Common Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or any successor provision, under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) they shall have ceased to be outstanding, (v) in the written opinion of counsel to the Company,
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they may be freely transferred without registration or qualification under the
Securities Act or any similar state law then in force (provided, however, that in such event, at the Holder's request, the Company shall remove the restrictive legend upon presentation of the stock certificates for such purpose) or (vi) otherwise sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as stated in
Section 4.4 hereof, incurred by the Company in complying with Sections 4.1, 4.2 and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, disbursements of one counsel to the Holders (such disbursements to Holders' counsel shall not exceed $12,500 per registration), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); provided that Registration Expenses shall in no event include Selling Expenses.

         "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 10.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of counsel, accountants or other professional service providers to any Holder and any other expenses attributable to the Holders.

     2.  Restrictions on Transferability.  The Common Stock and any other
         -------------------------------
securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Stockholder will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by the Stockholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.  Notice of Proposed Transfers.  The holder of each certificate
         ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by a Holder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members), unless there is in effect a registration statement under the

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Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such sale, transfer, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed sale, transfer, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not request an opinion of counsel or "no action" letter for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 10, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     4.  Registration.
         ------------

         4.1  Company Registration.
              --------------------

              (a)  Notice of Registration.  If at any time or from time to time
                   ----------------------
after the initial Company-initiated registered public offering of its stock the Company shall determine to register any of its equity securities under the Securities Act for sale for cash, whether for its own account or the account of any of its security holders or both, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, (iv) on a Form S-4, Form S-8 (or Form S-3, if such registration covers an offering of the type contemplated by Form S-8) or any successor or similar forms or any registration form that does not permit secondary sales or (iv) a registration pursuant to an agreement which, by its terms, would prohibit the inclusion of Registrable Securities, unless such prohibition is waived, the Company will:

                   (i)  give to each Holder written notice thereof; and

                   (ii) subject to the terms of this Agreement, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) business days after receipt of such written notice from the Company, by any Holder; provided that the provisions of this
Section 4.1(a) are subject in all respect to the provisions of Section 4.1(b) regarding underwritten offerings.

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     Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to include Registrable Securities in any registration pursuant to this Section 4.1 unless so requested by a Holder after delivery of a notice as provided in Section 4.1(a).

              (b)  Underwriting.  If the registration of which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1(a)(i). In such event the right of any Holder to registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.1, if the managing underwriter of such underwritten offering advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may exclude some or all of the Registrable Securities from such registration and underwriting. The Company shall so advise all Holders distributing their securities through such registration and underwriting of the number of shares that may be included in the registration, if any, and the underwriting shall be allocated first to the Company and, if additional shares may be sold, subject to any agreement which by its terms would give any other person priority over, or rights similar to those held by, the Holders relating to the inclusion of shares in such registration, such additional shares shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities initially sought to be registered by such Holders in connection with such registration.

     If any Holder disapproves of the terms of the underwriting, such Holder may elect as its sole remedy to withdraw therefrom by written notice, given not less than thirty (30) days prior to the expected effective date of the registration statement filed in connection with such offering, to the Company and the managing underwriter. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the managing underwriter. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation or otherwise withdrawn from the underwriting shall be included in such registration. Any securities excluded or withdrawn from an underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement including Section 5 hereof. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. The rights of the Company under this Section 4.1(b) shall not be deemed to limit the Company's rights not to include Registrable Securities in any such registration or to delay or terminate registration pursuant to the other provisions of this Section 4.1.

              (c)  Right to Terminate or Delay Registration.  The Company shall
                   ----------------------------------------
have the right to terminate or withdraw any registration initiated by it under this Section 4.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. If, at any time after delivery of a notice of registration pursuant to Section 4.1(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of its securities, the Company may in

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its sole discretion delay such registration upon notice of such determination to each Holder, and the Company shall be permitted to delay registering any Registrable Securities for any period it deems necessary in its reasonable discretion.

         4.2  Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company. All Selling Expenses, and any other expenses in connection with a registration to be borne by the Holders of such securities, shall be borne by the Holders whose shares are included in the registration pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of any Holders from a registration, the registration statement does not become effective. If the Company is not required to pay any Registration Expenses, then the Holders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

         4.3  Indemnification.
              ---------------

              (a) The Company will indemnify each Holder, each of such Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they or any of them may become subject under the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of such Holder's officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action insofar as any such claim, loss, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used before the effective date of such registration statement, or contained in the prospectus as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Commission, if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current pursuant to the terms hereof, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission, made in such registration statement, or any post-effective amendment thereof, or any such preliminary prospectus, final prospectus or summary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information

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furnished to the Company through an instrument executed by such Holder, director, officer, controlling person or underwriter and stated to be for use therein; provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, or to any Holder or director, officer or controlling person thereof, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such statement or omission was corrected in such final prospectus.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify (in the same manner and to the same extent as provided in Section 4.3(a), without giving effect to the provisos contained therein) the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, or any post-effective amendment thereof, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any such underwriter through an instrument executed by such Holder stating that it is for use in the preparation of such registration statement, or any post-effective amendment thereof, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto; provided that such Holder shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or investigation, action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the time such action is required by the Securities Act if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, each underwriter, each other Holder, any controlling persons thereof and each director or officer thereof, and shall survive the transfer of such securities by such Holder.

         (c) Each party entitled to indemnification under this Section 4.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided that the failure of any Indemnified Party to give notice

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as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent the failure to give such notice is prejudicial to an Indemnifying Party's ability to defend such action. In case any such action is brought against an Indemnified Party, unless and except to the extent that in the reasonable judgment of the Indemnified Party and the Indemnifying Party, based on advice of their respective counsel, a conflict of interest between such Indemnified and Indemnifying Parties exists in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified, to the extent that the Indemnifying Party may wish, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation made at the request of the Indemnifying Party; provided, however, that if such Indemnified Party has a reasonable basis to believe, and does believe, that its interests in such action conflict with those of the Indemnifying Party, the Indemnified Party may so notify such Indemnifying Party and the Indemnifying Party will remain liable to such Indemnified Party for all reasonable fees, costs and expenses incurred by such Indemnified Party in retaining one separate counsel to participate in the defense of such action. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action without the consent of such Indemnifying Party, which consent shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the aggregate amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportions as are appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.3(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any expenses reasonably incurred by such Indemnified Party in connection with investigating any such action or claim. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against

                                      -7-
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another party or parties under this Section 4.3, notify such party or parties from whom contribution may be sought, and such notice shall be a condition precedent to the other party's or parties' liability under this Section 4.3 or otherwise.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     4.4  Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request from time to time in connection with any registration, qualification or compliance referred to in this Agreement.

     4.5  Delay of Registration by a Holder.  No Holder shall have any right to
          ---------------------------------
take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

     4.6  Allocation of Registration Opportunities.  In any circumstance in
          ----------------------------------------
which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently issued or unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, subject to any preferential rights to register any such Other Shares, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to such Holder or other selling stockholder pursuant to the above-described procedure, in which case the remaining portion of such Holder's or other selling stockholder's allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated.

     4.7  Termination of Registration Rights.  The rights granted pursuant to
          ----------------------------------
Section 4 of this Agreement to the Holders shall terminate at the earlier of (i) five (5) years after the date of this Agreement; (ii) with respect to a Holder, at such time as the Holder is able to sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder pursuant to Rule 144 promulgated under the Securities Act, during any three (3) month period, provided that the

                                      -8-
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Company is subject to the reporting requirements of the Exchange Act; or (iii)
with respect to a Holder, such time as such Holder ceases to own any Common
Stock.

     5.  Standoff Agreement.  In connection with any public offering of the
         ------------------
Company's securities, each Stockholder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (other than those included in the registration), or publicly announce an intention to effect any such transaction, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company also agree to such restrictions. The Stockholders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 5.

     6.  Amendment.  Neither this Agreement nor any provision hereof may be
         ---------
amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination may be sought. Notwithstanding the foregoing, any provision of this Agreement may be amended, waived, discharged or terminated on behalf of all Stockholders (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the Registrable Securities then outstanding, provided that if an amendment by its terms affects the rights of a subset, series or class of securities differently than other securities, such amendment must be approved by written consent of not less than a majority of the holders of that subset, class or series of securities. Any amendment or waiver effected in accordance with the preceding sentence shall be binding upon each Stockholder and each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.  Governing Law / Mediation and Arbitration.  The parties shall attempt
         -----------------------------------------
to resolve any dispute as to the interpretation or enforcement of any part of this Agreement first, if reasonably possible, by mediation. The parties shall make all reasonable efforts to select a mutually agreeable mediator. If the parties are unable to agree upon a mediator, then, utilizing the services of American Arbitration Association ("AAA") or Arbitration Service of Portland, Inc. ("ASPI"), collectively "Arbitration Service," the Arbitration Service selected by Parent ("Selected Arbitration Service") shall select a mediator. No arbitration shall proceed to resolve a dispute until after the mediator determines that the parites have reached an impasse and that further mediation would not likely result in success. Each party shall pay its attorneys' fees and costs for the mediation and one-half of the mediator's fees and costs.

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     If the mediation reaches such an impasse, said dispute shall be determined by binding arbitration in accordance with the Selected Arbitration Service. The mediator shall not be the arbitrator, unless the parties so mutually stipulate. If the parties are not able to agree upon a single arbitrator within ten (10) days following demand therefor, then the arbitrator shall be appointed by the Selected Arbitration Service. Any mediator or arbitrator must be independent, and shall have no prior business or personal relationship with any of the parties, or their affiliates and no prior business or personal relationship with the attorneys, accountants or other professional advisors of any the parties or their affiliates of such nature to cause actual bias or a reasonable appearance of bias.

     Each party shall pay one-half of the arbitrator's fees and costs, unless one party is ruled the prevailing party by the arbitrator, in which case the arbitrator, subsequent to the arbitration itself, may award the prevailing party's attorneys fees and costs. Any mediation or arbitration shall be brought in the City of Portland, Oregon unless the parties mutually agree on a location outside of Portland, Oregon. The parties agree that the law of the State of California will apply to all proceedings arising out of or relating to this Agreement

     8.  Entire Agreement; Assignment.  This Agreement, together with all
         ----------------------------
Exhibits hereto, constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Any such waiver, modification, amendment, discharge or termination shall be binding on all Stockholders. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto; provided that no Stockholder may transfer or assign its rights hereunder to any person unless such person agrees in writing to be bound by and to perform all of the terms and conditions of this Agreement. Any attempted transfer or assignment in violation of any provision of this Agreement shall be null and void and of no force or effect and the Company shall not be required to recognize any assignee as a Stockholder under this Agreement.

     9.  Notices.  All notices, demands and other communications required or
         -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, return receipt requested, addressed (a) if to a Stockholder, at such Stockholder's address as set forth on the Schedule of Stockholders attached hereto, or at such other address as such Stockholder shall have furnished to the Company in writing in accordance with this Section 9, (b) if to any other holder of Common Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 9, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, and (c) if to the Company, at its principal office, with a copy to John T. Sheridan, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304. Any party may designate a different address to which notices, demands or other communications shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required.

     10.  Legended Certificates.
          ---------------------

          10.1 Each certificate representing the Common Stock and any other securities issued in respect of the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of

Section 3 above) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          10.2 Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent for the Common Stock in order to implement the restrictions on transfer established in this Agreement.

     11.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12.  Titles and Subtitles.  The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement

     13.  Rights; Separability.  Unless otherwise expressly provided herein, a
          --------------------
Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.  Information Confidential.  Each Stockholder acknowledges that the
          ------------------------
information received by them pursuant hereto may be confidential and for its use only, and it will not use any such confidential information in violation of the Securities Act, the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder is required to disclose such information by a governmental body.


           (The remainder of this page is left intentionally blank.)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    LANTRONIX, INC.

                                    By:       /s/ STEVEN V. COTTON
                                       -----------------------------------
                                       Name:  Steven V. Cotton
                                       Title:  Chief Financial Officer

                                    "STOCKHOLDERS"

                                             /s/ DONALD DUNSTAN
                                    --------------------------------------
                                                Donald Dunstan

                                              /s/ DIANE DUNSTAN
                                    --------------------------------------
                                                 Diane Dunstan

                                    "TRUST"

                                    In trust, Dunstan Charitable Remainder
                                    Unitrust, UAD, December 22, 2000


                                    By:       /s/ LAWRENCE EVANS
                                       -----------------------------------
                                            Lawrence Evans, Trustee





                 (Signature page to Investor Rights Agreement)